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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported)

                                February 12, 2008


                     Mortgage Assistance Center Corporation
                     --------------------------------------
             (Exact name of registrant as specified in its charter)

         Florida                        000-21627                 06-1413994
-----------------------------       ----------------         -------------------
(State or other jurisdiction        (Commission File           (IRS Employer
      incorporation)                    Number)              Identification No.)

                       3141 Mockingbird Lane, Suite 1200W
                               Dallas, Texas 75047
           (Address of principal executive offices including Zip Code)


                                 (214) 670-0005
                                 --------------
              (Registrant's telephone number, including area code)


                                       N/A
                                       ---
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))




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ITEM 1.01 Entry into a Material Definitive Agreement

     Effective February 12, 2008, the Company entered into two agreements (the "Note Agreements") pursuant to which the Company may borrow up to an aggregate of $600,000 (the "Funding Commitment") through one or more advances. The Note Agreements provide that the Company may, from time to time, request advances up to the Funding Commitment; provided, among other things, that (a) no more than two advances may be requested during any calendar month, and (b) no advance shall be less than $25,000. The first advances under the Note Agreements, in an aggregate amount of $300,000, were received by the Company on February 12, 2008.

     Amounts outstanding under the Note Agreements bear interest at the rate of fifteen percent per annum, compounded monthly. All outstanding principal and accrued interest on advances is due and payable on demand.

     Repayment of advances under the Note Agreements is secured by a pledge of the membership or other equity interests held by the Company in various joint ventures formed by the Company for the purpose of acquiring and holding portfolios of distressed, single-family real estate and non-performing mortgages that the Company manages.

     In connection with the Note Agreements, the Company has granted to each lender thereunder, the right, exercisable at any time after the earlier to occur of (a) a going private transaction, or (b) February 12, 2009, to purchase 12.5% of the capital stock of the Company for a nominal consideration (an "Option"). The issuance by the Company of each Option was made in reliance upon the exemption available from registration under Section 4(2) of the Securities Act of 1933.

     CSSF Master Fund, LP, one of the lenders under the Notes Agreements, is also a member in Canyon Ferry Capital LLC, a joint venture previously established by the Company's subsidiary, Mortgage Assistance Corporation ("MAC"), to acquire a portfolio of real estate properties. MAC is a member of this joint venture, serves as its manager and services the real estate portfolio. Pursuant to the terms governing this joint venture, MAC receives a share in the profits of the joint venture once its venture partners have received the amount of their capital contribution to the venture, plus a preferred return on such capital.

     In addition, Mr. William G. Payne, a member of our Board of Directors, is also an employee of the investment advisor for CSSF Master Fund. In such capacity, Mr. Payne may receive bonus compensation based on the performance of CSSF Master Fund.

     Except as described above, prior to entering into the Note Agreements, there were no other previous relationship between or among the Company or its officers or members of its board of directors and the lenders under the Note Agreements.

     The description of the above-described transaction is qualified in its entirety by reference to copies of the applicable agreements filed as exhibits to this Form 8-K and incorporated herein by this reference.

ITEM 3.02 Unregistered Sales of Equity Securities.

         See Item 1.01

ITEM 9.01 Financial Statements and Exhibits

(d)     Exhibits

10.1    Promissory Note dated February 12, 2008.

10.2    Promissory Note dated February 12, 2008.



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10.3      Pledge  Agreement dated as of February 12, 2008, by and among Mortgage
          Assistance Corp, CSSF Master Fund, LP and LBL Partners, Ltd.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           MORTGAGE ASSISTANCE
                                           CENTER CORPORATION

Date: March 7, 2008
                                           /s/  Ron Johnson
                                           ----------------
                                           Ron Johnson
                                           President and Chief Executive Officer